UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 1, 2008 (March 28, 2008)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry Into a Material Definitive Agreement.

Agreements Relating to Closing of Securities Purchases by Jungwoo and Super Bio

As previously reported, Rexahn Pharmaceuticals, Inc. (“Rexahn,” “we” or “us”) entered into the following Securities Purchase Agreements:

•	a Securities Purchase Agreement dated as of March 20, 2008 with Jungwoo Family Co., Ltd., a Korean corporation (“Jungwoo”); and
•	a Securities Purchase Agreement dated as of March 20, 2008 with Super Bio Co. Ltd., a Korean corporation (“Super Bio”).

On March 28, 2008, we consummated the transactions contemplated by the Super Bio Securities Purchase Agreement, and in connection therewith we issued to Super Bio 357,143 shares of our common stock and a warrant to purchase 71,429 shares of our common stock for total consideration of $500,000.20; and on March 31, 2008, we consumated the transactions contemplated by the Jungwoo Securities Purchase Agreement, and in connection therewith we issued to Jungwoo 285,715 shares of our common stock and a warrant to purchase 57,143 shares of our common stock for total consideration of $400,001.00.

The foregoing warrants are exercisable for a term of three years at an exercise price of $1.80 per share.  The warrants include customary terms providing for adjustment of the exercise price and the number of shares subject to receipt upon exercise that are applicable in the event of stock splits, stock dividends, pro rata distributions, fundamental transactions and the like.  The warrants also are subject to “full ratchet” anti-dilution protection.  This means that if we issue a share of our common stock at a purchase price of less than $1.80, the exercise price of the warrants will be reduced to the lowest such price at which we issue any share of our common stock.  Certain securities issuances by us will not trigger this anti-dilution protection.

The above description is not a complete statement of the parties’ rights and obligations under the Stock Purchase Agreements and the related warrants and is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits hereto.

Item 3.02.  Unregistered Sales of Equity Securities.

As described above, we have consummated the sales of the following securities:

•	the sale to Super Bio 357,143 shares of our common stock and a warrant to purchase 71,429 shares of our common stock for total consideration of $500,000.20 on March 28, 2008.
•	the sale to Jungwoo 285,715 shares of our common stock and a warrant to purchase 57,143 shares of our common stock for total consideration of $400,001.00 on March 31, 2008; and

After payment of certain expenses, we received approximately $900,001.20 in net proceeds upon closing of the above-described sales of our securities.  We intend to use the proceeds of the sales for general corporate purposes.

The foregoing offers and sales of our securities occurred outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act.  Such offers and sales also were made in accordance with Section 4(2) of the Securities Act and Regulation D and/or Regulation S thereunder.  Such securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1
Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Jungwoo Family Co., Ltd. (the “Jungwoo Securities Purchase Agreement”). Filed as Exhibit 10.1 to the Current Report of Rexahn Pharmaceuticals, Inc. filed on March 26, 2008 and incorporated herein by reference.

10.2
Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Super Bio Co. Ltd.,  (the “Super Bio Securities Purchase Agreement”).  Filed as Exhibit 10.2 to the Current Report of Rexahn Pharmaceuticals, Inc. filed on March 26, 2008 and incorporated herein by reference.

10.3
Form of Warrant issued pursuant to the Jungwoo Securities Purchase Agreement and the Super Bio Securities Purchase Agreement.  Filed as Exhibit 10.3 to the Current Report of Rexahn Pharmaceuticals, Inc. filed on March 26, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:     March 31, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1
Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Jungwoo Family Co., Ltd. (the “Jungwoo Securities Purchase Agreement”). Filed as Exhibit 10.1 to the Current Report of Rexahn Pharmaceuticals, Inc. filed on March 26, 2008 and incorporated herein by reference.

10.2
Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Super Bio Co. Ltd.,  (the “Super Bio Securities Purchase Agreement”).  Filed as Exhibit 10.2 to the Current Report of Rexahn Pharmaceuticals, Inc. filed on March 26, 2008 and incorporated herein by reference.

10.3
Form of Warrant issued pursuant to the Jungwoo Securities Purchase Agreement and the Super Bio Securities Purchase Agreement.  Filed as Exhibit 10.3 to the Current Report of Rexahn Pharmaceuticals, Inc. filed on March 26, 2008 and incorporated herein by reference.